July 22, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Cenveo, Inc.
File No. 1-12551

Dear Sir or Madam:

We have read items 4.01 and 4.02(b) of Form 8-K of Cenveo, Inc. dated July 22, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP